UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 31, 2005

DUKE REALTY LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Indiana	0-20625	35-1898425
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

600 East 96th Street, Suite 100, Indianapolis, Indiana		46240
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (317) 808-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement

On May 31, 2005, Duke Realty Limited Partnership, an Indiana limited partnership (the “Borrower”), Duke Realty Corporation, an Indiana corporation (the “General Partner”), J.P. Morgan Securities, Inc., JP Morgan Chase Bank, N.A. and the several banks, financial institutions and other entities from time to time parties thereto as lenders entered into a term loan agreement (the “Term Loan Agreement”) pursuant to which the lenders agreed to provide the Borrower with a revolving term loan (the “Term Loan”) in the amount of $400,000,000.  The Term Loan shall bear interest at a rate equal to LIBOR plus a margin of 0.30%.  The Term Loan matures on October 31, 2005; however, the Borrower may request a one-month extension if certain conditions are met.  All obligations of the Borrower under the Term Loan Agreement are guaranteed by the General Partner and Duke Realty Ohio, an Indiana partnership whose interests are owned by the Borrower and General Partner.  The Borrower intends to use the proceeds of the Term Loan for general business purposes, including working capital needs and interim financing for property acquisitions by the Borrower and its subsidiaries.  The description herein of the Term Loan is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Term Loan Agreement filed as Exhibit 99.1 hereto.

Item 2.03.                                          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits

(c)                                  Exhibits.

99.1                           Term Loan Agreement, dated May 31, 2005, by and between Duke Realty Limited Partnership, Duke Realty Corporation, J.P. Morgan Securities, Inc., JP Morgan Chase Bank, N.A. and the several banks, financial institutions and other entities from time to time parties thereto as lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE REALTY LIMITED PARTNERSHIP

		By:	Duke Realty Corporation, its sole general partner

		By:	/s/ Howard L. Feinsand
Howard L. Feinsand
Executive Vice President, General Counsel and Secretary

Dated:	June 6, 2005